Exhibit (h)(22)(ii)
Amendment to Fund Participation Agreement
This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) and Empower Life & Annuity Insurance Company of New York (formerly Great-West Life & Annuity Insurance Company of New York formerly, First-Great West Life & Annuity Insurance Company) (“Company”), is effective as of May 1, 2023 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007, as amended; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

WHEREAS, effective March 13, 2023, Lincoln Investment Advisors Corporation changed its name to “Lincoln Financial Investments Corporation.”

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.
Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.
2.
All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”
3.
Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
4.
All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
5.
This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance

Lincoln Financial Investments
Products Trust

Corporation

By: /s/ Bill Flory_______________

By: /s/
Benjamin Richer

Name: Bill Flory ____

Name: Benjamin Richer____

Title: VP, Treasurer and CAO ___

Title: SVP, Head of Funds Management
Date: 4/13/2023________________

Date: 4/14/2023

Lincoln Financial Distributors, Inc.
Protective Life Insurance Company, as administrator and on behalf of Empower Annuity Insurance Company of America

By: /s/ Thomas O’Neill

By: /s/
Steve Cramer

Name: Thomas O’Neill________

Name:
Steve Cramer

Title: SVP______

Title: Chief Product Officer – Retirement Division
Date: 4/14/2023______________

Date: 4/13/2023

Protective Life and Annuity Insurance
Company, as administrator and on behalf of
Empower Life & Annuity Insurance
Company of New York

By: /s/ Steve Cramer

Name: Steve Cramer_________

Title: Chief Product Officer – Retirement Division

Date: 4/13/2023_______________

Exhibit A
Funds
Dated as of May 1, 2023

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund
LVIP Delaware Diversified Income Fund
LVIP Delaware High Yield Fund
LVIP Delaware Limited-Term Diversified Income Fund
LVIP Delaware REIT Fund
LVIP Delaware SMID Cap Core Fund
LVIP Delaware U.S. Growth Fund
LVIP Delaware Value Fund
LVIP JPMorgan Core Bond Fund
LVIP JPMorgan Mid Cap Value Fund
LVIP JP Morgan Small Cap Core Fund
LVIP JPMorgan U.S. Equity Fund

Exhibit B

Separate Accounts of the Life Company and Variable Contracts
The following separate accounts and contracts are subject to this Agreement:
All Empower Annuity Insurance Company of America Separate Accounts administered by Protective Life Insurance Company – All Contracts
All Empower Annuity Insurance Company of New York Separate Accounts administered by Protective Life and Annuity Insurance Company – All Contracts